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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 1998



                      CAMERA PLATFORMS INTERNATIONAL, INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)



             DELAWARE                    0-14675               95-4024550
---------------------------------      -----------         ------------------
  (State or other jurisdiction         (Commission            (IRS Employer
of incorporation or organization)      File Number)        Identification No.)



            10909 VANOWEN STREET, NORTH HOLLYWOOD, CALIFORNIA 91605
            -------------------------------------------------------
            (Address of principal executive offices)      (Zip Code)


                                 (818) 623-1700
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              (Registrant's telephone number, including area code)


                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address if changed since last report)
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                      CAMERA PLATFORMS INTERNATIONAL, INC.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

(a) General.

        On March 9, 1998, Camera Platforms International, Inc. ("CPI" or the "Company"), reached an agreement in principle with Production Services Atlanta Inc., ("PSA") to acquire substantially all of the assets of PSA. PSA sells and rents grip equipment, cameras and lighting to the motion picture and television industries. PSA has operations in Atlanta, Georgia and Nashville, Tennessee.

        The Company intends to continue the rental operations established by PSA, and to further expand the rental fleet by adding other Company products.

        The Company is acquiring substantially all of the assets of PSA for a purchase price of $2.1 million. The purchase price is payable $1,000,000 at the time of closing, and $500,000 note due in three years, bearing interest at 8%, payable quarterly, and 600,000 shares of the common stock of the Company, valued for purposes of the agreement at $1 per share. The Company's payment of the subsequent amounts is secured by a subordinated lien on the assets acquired.

        PSA is owned by Marion H. Crowder and Yasuko Crowder ("the Crowders"). There is no material relationship between the Crowders, PSA and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

        Funding for the acquisition and the initial equipment order referred to below will be provided by Foothill Capital Corporation or other lender. The transaction is currently scheduled to close April 1, 1998.

(b) Assets Acquired.

        The principal assets of PSA are grip equipment and motion picture cameras and lighting equipment with a book value of approximately $1,000,000. The purchase price for PSA was determined based on a fair market value evaluation by the Company's management of the assets purchased.

(c) Other Material Terms of the Transaction. Following are other material terms contained in the acquisition and distribution agreements.

        1.  Acquisition Agreement:

                a. The Company will assume the leases for PSA's Atlanta and Nashville rental facilities, and PSA's Atlanta production studio.

                b. Marion Crowder will be nominated to a seat on the Advisory Board of the Company.





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                      CAMERA PLATFORMS INTERNATIONAL, INC.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)(b) Financial Statements of Business Acquired, and Pro Forma Financial Information.

        It is not yet practicable for the Company to provide financial statements and pro forma financial information. A three-year audit of PSA will be conducted and an audit report issued. The required financial statements will be filed as soon as practicable, but in any event not later than 60 days after the date of this report.

(c) Exhibits.

        The documentation has not been finalized and will be supplied by amendment.



                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      CAMERA PLATFORMS INTERNATIONAL, INC.



Date:  March 17, 1998                 /s/ JAMES P. ROBINSON
                                      ------------------------------------
                                      James P. Robinson
                                      Chief Financial Officer





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